Exhibit B-35

                            LIMITED LIABILITY COMPANY
                               OPERATING AGREEMENT
                                       OF
                            SOUTHERN COMPANY GAS LLC


         THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT (the "Agreement") of SOUTHERN COMPANY GAS LLC (the "Company"), a Georgia limited liability company, is entered into to be effective as of the Effective Date by and between the Company and The Southern Company, a Delaware corporation, its sole member (the "Sole Member").


                             ARTICLE I. DEFINITIONS

..........For purposes of this Agreement,  in addition to terms defined elsewhere herein,  the following terms shall have the following meanings:

         1. Act. The Georgia Limited Liability Company Act at O.C.G.A. ss.ss. 14-11-100 et seq., as it may be amended from time to time.

         2. Additional Member. A Person other than the Sole Member who has acquired a Membership Interest in the Company.

         3. Admission (Admit). The act of becoming an Additional Member and obtaining the rights appurtenant to a Membership Interest.

         4. Agreement. This Limited Liability Company Operating Agreement, as amended from time to time in accordance with this Agreement and the Act.

         5. Articles. The Articles of Organization of the Company as properly adopted and amended from time to time by the Sole Member and as filed with the Secretary of State of Georgia on June 3, 2002.

         6. Code. The Internal Revenue Code of 1986, as amended from time to time.

         7. Company. Southern Company Gas LLC, a limited liability company formed under the laws of the State of Georgia.

         8. Company Property. Any Property owned by the Company.

         9. Contribution. Any contribution of Property or services made by or on behalf of the Sole Member or by or on behalf of an Additional Member or an assignee as consideration for a Membership Interest.

         10. Disposition (Dispose). Any sale, assignment, transfer, exchange, mortgage, pledge, grant, hypothecation or other transfer, absolute or as security or encumbrance (including dispositions by operation of law).

..........11.      Effective Date.  The date the Articles were filed with the
Secretary of State of Georgia.

         12. Initial Contribution. The Contribution made by the Sole Member as described in Article VIII.

         13. Membership Interest. All of the rights of being a member in the Company, including the right to share in profits, losses and distributions and the right to participate in the management of the Company.

         14. Person. An individual, trust, estate, any incorporated or unincorporated organization or any other entity permitted to be a member of a limited liability company under the laws of the State of Georgia.

         15. Proceeding. Any judicial or administrative trial, hearing or other activity, civil, criminal or investigative, the result of which may be that a court, arbitrator or governmental agency may enter a judgment, order, decree or other determination that, if not appealed and reversed, would be binding upon the Company, the Sole Member or other Person subject to the jurisdiction of such court, arbitrator or governmental agency.

         16. Property. Any real, personal, tangible or intangible property, including cash, cash equivalents and goodwill, and any legal or equitable interest in such property, but excluding services and promises to perform services in the future.

         17. Regulations. The permanent, temporary and proposed regulations of the Department of the Treasury under the Code as such regulations may be lawfully changed from time to time.

..........18. Sole Member. The Southern Company, a Delaware corporation, or any permitted assignee or transferee of The Southern Company.

         19. Taxing Jurisdiction. Any state, local or foreign government that collects tax, interest or penalties, however designated, on any member's share of the income or gain attributable to the Company.


                              ARTICLE II. FORMATION

         1. Organization. The Company was organized as a Georgia limited liability company on June 3, 2002.

         2. Agreement, Effect of Inconsistencies with Act. For and in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sole Member and the Company hereby agree to the terms and conditions of this Agreement, as it may from time to time be amended according to its terms. It is the express intention of the Sole Member and the Company that this Agreement shall be the sole source of agreement of the Sole Member and the Company, and, except to the extent a provision of this Agreement expressly incorporates federal income tax rules by reference to sections of the Code or Regulations or is expressly prohibited or ineffective under the Act, this Agreement shall govern, even when inconsistent with, or different than, the provisions of the Act or any other law or rule. To the extent any provision of this Agreement is prohibited or ineffective under the Act, this Agreement shall be considered amended to the smallest degree possible in order to make the Agreement effective under the Act. In the event the Act is subsequently amended or interpreted in such a way to make any provision of this Agreement that was formerly invalid valid, such provision shall be considered to be valid from the effective date of such interpretation or amendment. The Sole Member shall be entitled to rely on the provisions of this Agreement, and the Sole Member shall not be liable to the Company for any action or refusal to act taken in good faith reliance on the terms of this Agreement. The Sole Member and the Company hereby agree that the duties and obligations imposed on the Sole Member as such shall be those set forth in this Agreement, which is intended to govern the relationship between the Company and the Sole Member, notwithstanding any provision of the Act or other law to the contrary.

         3. Name. The name of the Company is Southern Company Gas LLC, and all business of the Company shall be conducted under that name or under any other name to the extent permitted by applicable law.

         4. Term. The Company shall continue until the Company is dissolved and its affairs wound up in accordance with the provisions of this Agreement or the Act.

         5. Registered Agent and Registered Office. The registered agent for the service of process on the Company and the registered office of the Company shall be that Person and location as filed in the office of the Secretary of State of Georgia. The Sole Member may, from time to time, change the registered agent or office through appropriate filings with the Secretary of State of Georgia. In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Sole Member shall promptly designate a replacement registered agent or file a notice of change of address, as the case may be.

         6. Principal Office. The principal office of the Company (the "Principal Office") shall be located at:

..........                  270 Peachtree Street, N.W.
..........                  Atlanta, Georgia  30303


                   ARTICLE III. PURPOSE AND NATURE OF BUSINESS

         The purpose of the Company shall be to engage in any lawful act or activity for which limited liability companies may be organized under the Act.


                       ARTICLE IV. ACCOUNTING AND RECORDS

         1. Records to be Maintained. The Sole Member shall maintain the following records at the Principal Office:

                  1.1 A copy of the Articles, this Agreement and all amendments thereto, and executed copies of the powers of attorney, if any, pursuant to which the Articles or this Agreement have been executed;

                  1.2 Copies of such records as would enable the Sole Member to determine the business and financial condition of the Company, the date upon which the Sole Member became the Sole Member, the Sole Member's name and last known mailing address, and the voting rights of the Sole Member, as applicable;

                  1.3 Copies of the Company's federal, foreign, state, and local income tax returns and reports, if any, for the three most recent years;

                  1.4 The financial statements of the Company for the three most recent years;

                  1.5 True and full information regarding the amount of cash and other Property (including the value thereof) made as Contributions by the Sole Member and what Contributions the Sole Member has agreed to make in the future; and

                  1.6 Any other information required byss. 14-11-313 of the Act.

         2. Inspection of Records. The Sole Member shall upon reasonable request have the right to inspect and copy any Company record at the Sole Member's own expense. The Sole Member shall be able to obtain, upon reasonable demand, true and complete information regarding the state of the business and the financial condition of the Company and copies of all federal, state and local and other tax returns filed by the Company promptly after such returns become available.


              ARTICLE V. NAME, ADDRESS AND INTEREST OF SOLE MEMBER

         The name and address of the Sole Member is:

                           The Southern Company
                           270 Peachtree Street, N.W.
                           Atlanta, Georgia 30303

         The Sole Member owns 100% of the Membership Interests in the Company.


                             ARTICLE VI. MANAGEMENT

         1. Management of the Company.

                  1.1 Management by Board of Managers. The business and operations of the Company shall be managed by or under the direction of a board of managers, who shall be elected in accordance with this
         Article VI (the "Board of Managers"). For purposes of this Agreement, each member of the Board of Managers shall be considered a "Manager" (as defined in ss. 14-11-101 of the Act). Except as otherwise specifically set forth in this Agreement, including, without limitation, in Paragraph 1.2 of this Article VI, the Board of Managers (without the consent or approval of the Sole Member) shall have the right, authority, power and discretion to control, direct, manage and administer the business and affairs of the Company and to do all things necessary to carry on the business and purposes of the Company. The acts of the Board of Managers shall bind the Sole Member and the Company when taken within the scope of the Board of Managers' authority and discretion expressly granted hereunder.

                  1.2 Actions Requiring Consent of the Sole Member. In addition to the other actions requiring the consent of the Sole Member set forth in this Agreement, the Board of Managers shall not, without first obtaining the consent of the Sole Member:

                           1.2.1 sell all or substantially all of the assets of the Company;

                      1.2.2 merge or consolidate the Company with or into
             any other corporation, partnership, limited liability company or other entity;

                      1.2.3    dissolve, liquidate or terminate the Company;

                      1.2.4    amend the Articles or this Agreement;

                      1.2.5 take any action in contravention of this Agreement; or

                      1.2.6 institute a case or other proceeding under any
             section or chapter of the Federal Bankruptcy Code as now existing or hereafter amended or becoming effective.

             1.3 Powers and Duties of the Board of Managers. Except as otherwise explicitly provided herein, the Board of Managers shall have the power on behalf and in the name of the Company to implement any and all of the objectives of the Company and to exercise any and all rights and powers the Company may possess. Without limiting the foregoing general powers and duties, the Board of Managers is hereby authorized and empowered on behalf and in the name of the Company to:

                           1.3.1 Direct the formulation of investment policies
                  and strategies for the Company and select and approve the investment of Company funds in accordance with investment guidelines approved by the Sole Member or the Board of Managers;

                           1.3.2 Open, maintain and close bank accounts and draw
                  checks or other orders for the payment of money and open, maintain and close brokerage, mutual fund and similar accounts;

                           1.3.3 Engage and terminate consultants, attorneys,
                  accountants and such other agents and employees for the Company as it may deem necessary or advisable, and authorize any such agent or employee to act for and on behalf of the Company;

                           1.3.4 Negotiate and enter into contracts or agreements with vendors;

                           1.3.5 Subject to its ultimate responsibility for the
                  management of the Company, delegate any of its duties hereunder to any other person or entity, and in furtherance of any such delegation to appoint, employ or contract with any person or entity it may in its sole discretion deem necessary or desirable for the transaction of the business of the Company, which person or entity may administer the day-to-day operations of the Company;

                           1.3.6 Institute, prosecute, settle, compromise or
                  defend any claim, proceeding, trial, hearing or other civil or criminal activity instituted by, on behalf of or against the Company;

                           1.3.7 Make any tax election or decision to be made by the Company under the Code and the Regulations; and

                           1.3.8 Make and perform such other agreements and
                  undertakings as may be necessary or advisable to the carrying out of any of the foregoing powers, objects or purposes.

         2. Number, Election and Term of Office; Chairman. The Board of Managers shall consist of no less than three (3) and no more than fifteen (15) Managers, the exact number of Managers within such range to be fixed from time to time by the Sole Member or the Board of Managers. The Managers shall be elected by the Sole Member. Each Manager (except in case of death, resignation, retirement, disqualification or removal) shall serve for a period of one (1) year and thereafter until his or her successor shall have been duly elected and qualified. The Board of Managers may appoint from among the Managers a chairman (the "Chairman"). The Chairman shall preside at all meetings when present. A majority of Managers present at any meeting shall elect an alternate Chairman to preside at any meeting when the Chairman is not present. The number of initial Managers and their names are set forth on Exhibit A attached hereto.

         3. Removal. Any Manager may be removed (with or without cause) by the Sole Member in its sole and absolute discretion. Removal action may be taken at any time, and a removed Manager's successor may be elected at the same time to serve the unexpired term.

         4. Vacancies. A vacancy occurring in the Board of Managers may be filled for the unexpired term, and until the Sole Member has elected a successor, by an affirmative vote of a majority of the Managers remaining in office.

         5. Compensation. Managers may receive reasonable compensation for their services as Managers as may from time to time be approved by the Sole Member. Managers may receive such reimbursement of expenses as may be fixed or determined by the Sole Member. A Manager may also service the Company in any capacity other than that of Manager and receive compensation, as determined by the Sole Member, for services rendered in that other capacity.

         6. Meeting of the Board of Managers. An annual meeting of the Board of Managers shall be held each year. The Board of Managers may also schedule additional meetings to occur at regular intervals throughout the year. Special meetings of the Board of Managers may be called by or at the request of the Sole Member, the Chairman or at least two (2) Managers. A meeting of the Board of Managers shall be held on such date and at such time and place as shall be set forth in the notice thereof. Unless waived by the Managers, the Company shall give written notice to each Manager of each meeting of the Board of Managers stating the date, time and place of the meeting. Such notice shall be given at least forty-eight (48) hours in advance by courier service, in person or by electronic means or at least ten (10) days in advance by mail. Attendance by a Manager at a meeting shall constitute waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of business at the meeting. At meetings of the Board of Managers, the presence of at least one half (1/2) of the Managers then in office (but not less than two (2) Managers) shall be necessary to constitute a quorum for the transaction of business at such meeting. The act of a majority of the Managers present at a meeting at which a quorum is present at the time shall be the act of the Board of Managers.

         7. Action by Managers Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Managers of any committee thereof may be taken without a meeting upon written approval of all of the members of the Board of Managers or such committee. Such written approval shall have the same force and effect as a unanimous vote of the Board of Managers or such committee and shall be evidenced by one (1) or more written consents describing the action taken.

         8. Participation in Board Meetings. Members of the Board of Managers or any committee thereof may participate in a meeting of the Board of Managers or such committee thereof by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         9. Committees. The Sole Member or the Board of Managers may designate one or more committees, each committee to consist of one or more of the Managers of the Company. The Sole Member or the Board of Managers may designate one or more Managers as alternate members of any committee, who may replace any absent or disqualified member at any meeting or such committee. Any such committee, to the extent provided in the resolutions of the Sole Member or the Board of Managers appointing such committee, shall have and may exercise all the powers and authority of the Board of Managers in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to amending the Articles or this Agreement, adopting an agreement of merger or consolidation, recommending to the Sole Member the sale, lease or exchange of all or substantially all of the Company's property and assets or recommending to the Sole Member a dissolution of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolutions adopted by the Sole Member or the Board of Managers. Unless otherwise specifically determined by the Sole Member or the Board of Managers, the provisions of this Agreement that govern meetings, actions without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Managers shall apply to meetings of committees and their members as well.


                              ARTICLE VII. OFFICERS

         1. General Authority; President. The Company may have such officers (the "Officers") as may be appointed by the Board of Managers from time to time, each having such powers and duties as generally pertain to their respective offices as well as such powers and duties as from time to time may be conferred by the Board of Managers. In addition to those powers and duties generally pertaining to the office of president, the President of the Company is hereby authorized to enter into any and all transactions, contracts, agreements, instruments, guarantees and other financing arrangements and documents on behalf of the Company to the extent permitted by law and without further act or resolution of the Board of Managers, subject to such limits as the Board of Managers may set from time to time. The President may also delegate, in writing, to other officers of the Company the authority to execute contracts, agreements, instruments, guarantees and other financing arrangements and documents from time to time on behalf of the Company and may otherwise establish delegated authority limits for other employees and agents of the Company. In addition, the President may appoint, employ or otherwise cause the Company to contract with such other persons or entities for the transaction of the business of the Company or the performance of services for or on behalf of the Company as he or she shall determine in his or her discretion from time to time. The Board of Managers may delegate to any officer of the Company or to any such other person or entity such authority to act on behalf of and to bind the Company. The names and titles of the initial Officers of the Company are set forth in Exhibit B attached hereto.

         2. Bank Accounts. The Officers of the Company are authorized and directed to open accounts with any bank as may be selected as depositories for the Company in the discretion of any of the Officers of the Company, and to deposit therein funds of the Company, drafts, checks and notes of the Company, payments on said accounts to be made in the corporate name. The Officers are authorized to execute and deliver corporate resolutions on such forms as may be presented or required by any such bank, said forms to be completed with such information as the executing Officers may deem to be in the best interest of the Company. All such resolutions which may be required by banks selected by the Company dealing with the designation of such banks as depositories are adopted as resolutions of the Board of Managers, and any Officer of the Company may hereafter attest to and execute such bank resolutions and/or forms without additional action of the Board of Managers.


                           ARTICLE VIII. CONTRIBUTIONS

         1. Initial Contribution. The Sole Member has made an Initial Contribution as set forth on Exhibit C attached hereto. No interest shall accrue on the Initial Contribution or on any Contribution, and the Sole Member shall not have the right to withdraw or be repaid any Contribution except as provided in this Agreement.

         2. Additional Contribution. In addition to the Initial Contribution, the Sole Member may make additional Contributions. Except for the Initial Contribution, the Sole Member shall not be obligated to make any additional Contributions. Additional Members and assignees shall be required to make such Contributions as determined by the Sole Member.


                            ARTICLE IX. DISTRIBUTIONS

         1. Distributions. Except as provided in Paragraph 2 of this Article IX, the Company may make distributions as determined by the Board of Managers or the Sole Member from time to time in accordance with this Agreement.

         2. Limitations on Distributions. No distribution shall be declared and paid unless, after the distribution is made, the assets of the Company are in excess of all liabilities of the Company.


                                ARTICLE X. TAXES

         1. Elections. The Sole Member may make any tax elections for the Company allowed under the Code or the tax laws of any state or other jurisdiction having taxing jurisdiction over the Company.

         2. Taxes of Taxing Jurisdictions. To the extent that the laws of any Taxing Jurisdiction require, the Sole Member will submit an agreement indicating that the Sole Member will make timely income tax payments to the Taxing Jurisdiction and that the Sole Member accepts personal jurisdiction of the Taxing Jurisdiction with regard to the collection of income taxes attributable to the Sole Member's income, and interest, and penalties assessed on such income. If the Sole Member fails to provide such agreement, the Company may withhold and pay over to such Taxing Jurisdiction the amount of tax, penalty and interest determined under the laws of the Taxing Jurisdiction with respect to such income. Any such payments with respect to the income of a Sole Member shall be treated as a distribution for purposes of Article IX of this Agreement.

         3. Method of Accounting. The records of the Company shall be maintained on the same method of accounting as that of the Sole Member.


               ARTICLE XI. DISPOSITION OF MEMBERSHIP INTEREST AND
                         ADMISSION OF ADDITIONAL MEMBERS

         1. Disposition. The Sole Member's Membership Interest is transferable either voluntarily or by operation of law. The Sole Member may Dispose of all or a portion of the Sole Member's Membership Interest. Upon the transfer of the Sole Member's Membership Interest, the transferee shall be Admitted as an Additional Member at the time the transfer is completed.

         2. Admission of Additional Members. The Company and the Sole Member acknowledge that this Agreement governs the relationship between the Company and the Sole Member only. The Sole Member may Admit Additional Members and determine the Contributions of such Additional Members. If the Sole Member Admits Additional Members, or if at any time the Company otherwise has more than one member, the rights, obligations and duties of all of the members shall be set forth in an amended and restated operating agreement of the Company executed at the time of Admission of such Additional Member(s). Such amended and restated operating agreement shall supersede and replace this Agreement in its entirety.


                     ARTICLE XII. DISSOLUTION AND WINDING UP

         1. Dissolution. The Company shall be dissolved and its affairs wound up upon the first to occur of the following events:

                  1.1 upon the will of the Sole Member as evidenced by the Sole Member taking any and all appropriate action to cause such dissolution and winding up;

                  1.2      upon the dissolution of the Sole Member; or

                  1.3 upon the entry of a decree of judicial dissolution underss. 14-11-603(a) of the Act.

         2. Effect of Dissolution. Upon dissolution, the Company shall cease carrying on as distinguished from the winding up of the Company business, but the Company is not terminated, but continues until the winding up of the affairs of the Company is completed and the appropriate documents have been filed with the Secretary of State of Georgia.

         3. Distribution of Assets on Dissolution. Upon the winding up of the Company, the Company Property shall be distributed:

                  3.1 first to creditors, including the Sole Member if it is a creditor, to the extent permitted by law, in satisfaction of Company liabilities; and

                  3.2      second to the Sole Member.

         Such distributions shall be in cash or in real or personal property, or partly in each, as determined by the Sole Member.

         4. Winding Up and Certificate of Termination. The winding up of the Company shall be completed when all debts, liabilities and obligations of the Company have been paid and discharged or reasonably adequate provision therefor has been made, and all of the remaining Property and any other assets of the Company have been distributed to the Sole Member. Upon the completion of winding up of the Company, the appropriate documentation setting forth the information required by the Act shall be delivered to the Secretary of State of Georgia for filing.


                          ARTICLE XIII. INDEMNIFICATION

         1. No Liability of Sole Member, Managers and Officers. Neither the Sole Member nor any Manager or Officer shall be liable for the obligations of the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Sole Member or any Managers or Officers for liabilities of the Company. The liability of the Sole Member and each Manager and Officer shall be limited to the extent permitted by the Act and other applicable law.

         2. Indemnification. To the fullest extent not prohibited by applicable law, the Company shall indemnify the Sole Member and each Manager and Officer of the Company for all costs and expenses (including attorney's fees and disbursements), losses, liabilities and damages paid or accrued by the Sole Member or any such Manager or Officer in connection with any act or omission performed by such Person in good faith on behalf of the Company. To the fullest extent not prohibited by applicable law, expenses (including attorneys' fees and disbursements) incurred by the Sole Member or any Manager or Officer in defending any claim, demand, action, suit or proceeding may, from time to time, upon approval by the Sole Member or the Board of Managers, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding, subject to recapture by the Company following a later determination that the Sole Member or such Manager or Officer was not entitled to indemnification hereunder. Notwithstanding the foregoing, neither the Sole Member nor any such Manager or Officer shall be indemnified against liability for any intentional misconduct, any knowing violation of law or any transaction in which the Sole Member or any such Manager or Officer receives a personal benefit in violation or breach of the Act or this Agreement.

                                                   ARTICLE XIV. AMENDMENT

         1. Agreement May Be Modified. This Agreement may be modified as provided in this Article XIV (as the same may from time to time be amended). No member shall have any vested rights in this Agreement that may not be modified through an amendment to this Agreement.

         2. Amendment or Modification of Agreement. This Agreement may be amended or modified from time to time only by a written instrument adopted by the Sole Member and executed by the Sole Member.


                      ARTICLE XV. MISCELLANEOUS PROVISIONS

         1. Entire Agreement. This Agreement represents the entire agreement between the Sole Member and the Company.

         2. No Rights of Creditors and Third Parties Under Agreement. This Agreement is entered into between the Company and the Sole Member for the exclusive benefit of the Company, the Sole Member and their successors and assignees. This Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person. Except and only to the extent provided by applicable statute, no such creditor or third party shall have any rights under this Agreement or any agreement between the Company and the Sole Member with respect to any Contribution or otherwise.

         3. Governing Law. This Agreement and the rights and obligations of the respective parties hereunder shall be governed by and interpreted and enforced in accordance with the laws of the State of Georgia.

         4. Binding Effect. This Agreement constitutes the legal, valid and binding obligation of each party, enforceable against such party in accordance with its terms, except to the extent that the validity, binding nature or enforceability of such terms may be limited or otherwise affected by general principles of equity or bankruptcy, insolvency or similar laws generally affecting creditors' rights.

         5. Severability. If any provision of this Agreement, or the application thereof to any person or circumstances, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law; provided, however, that the above-described invalidity or unenforceability does not diminish in any material respect the ability of the Sole Member to achieve the purposes for which this Company was formed.

         6. Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

         7. Authorization to Transact Business in Other States. The Board of Managers is authorized, empowered and directed to undertake any and all actions that may be necessary or appropriate to enable the Company to transact business in those states in which the Company is required to qualify to transact business.

         8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized representatives to be effective as of the Effective Date.


         "Company"

                          SOUTHERN COMPANY GAS LLC


                          By:
                             --------------------------------------------------
                                            Leonard J. Haynes
                                    President and Chief Executive Officer


       "Sole Member"

                          THE SOUTHERN COMPANY


                          By:
                             --------------------------------------------------
                                            Leonard J. Haynes
                                           Executive Vice President
operating agreement-southern company gas llc (3).doc

                                    EXHIBIT A

                                INITIAL MANAGERS


The number of initial Managers shall be six (6) and their names are set forth below:

                  H. Allen Franklin Leonard J. Haynes Anthony R. James Gale E. Klappa Charles D. McCrary David M. Ratcliffe

                                    EXHIBIT B

                                INITIAL OFFICERS


The initial Officers are set forth below:

         Name                               Title

         Leonard J. Haynes         President and Chief Executive Officer
         C.B. (Mike) Harreld Jr.   Treasurer
         Tommy Chisholm            Secretary
         Samuel H. Dabbs, Jr.               Assistant Secretary

                                    EXHIBIT C

                              INITIAL CONTRIBUTION


Sole Member's Initial Capital Contribution         [                ]
                                                    ----------------